UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 19, 2022

Pediatrix Medical Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace Sunrise, Florida	33323
(Address of principal executive office)	(zip code)

Registrant’s telephone number, including area code: (954) 384-0175

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2022, Pediatrix Medical Group, Inc., a Florida corporation (the “Company”), announced that Dominic J. Andreano, the Company’s Executive Vice President, General Counsel and Secretary, would transition from such position, effective on or about October 14, 2022 (the “Effective Date”). Mr. Andreano’s transition from his role as Executive Vice President, General Counsel and Secretary of the Company is a termination without “Cause” pursuant to that certain Amended and Restated Employment Agreement, effective September 27, 2020, by and between Mr. Andreano and a wholly-owned subsidiary of the Company, and Mr. Andreano will receive the benefits thereunder following the execution of a general release of claims in favor of the Company. The Company and Mr. Andreano intend to enter into a consulting agreement pursuant to which Mr. Andreano will continue to serve as an advisor to the Company following the Effective Date. Ms. Mary Ann Moore, the Company’s Executive Vice President, Chief Enterprise Risk and Legal Operations Officer, will be appointed the Company’s Executive Vice President, General Counsel and Secretary upon Mr. Andreano’s transition from his current role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pediatrix Medical Group, Inc.

Date: September 23, 2022	By:	/s/ C. Marc Richards
C. Marc Richards Chief Financial Officer